China Direct Industries Reports Financial Results for the Second Quarter of Fiscal 2010 Ended March 31, 2010

-2nd Quarter revenue of $23.4 million up 13% from the Three Month Period Ended March 31, 2009

-2nd Quarter net income of $1.7 million up from a loss of ($1.5) million in the Three Month Period Ended March 31, 2009

-2nd Quarter Basic and Diluted EPS climbs to $0.06 compared to a loss ($0.06) in the Three Month Period Ended March 31, 20092nd Quarter of 2009

DEERFIELD BEACH, FL--(05/12/10) - China Direct Industries, Inc. ("China Direct Industries") (NASDAQ:CDII - News), a U.S. owned holding company operating in China in two core business segments, pure magnesium production and distribution of basic materials, announced today its financial results for the second quarter of  fiscal 2010 ended March 31, 2010.

Financial Highlights

    For the second quarter of fiscal 2010 total revenues increased to $23.4 million as compared to total revenues of $20.7 million for the three month period ended March 31, 2009.  We recorded net income for our second quarter of fiscal 2010 of $1.7 million or $0.06 per diluted and basic earnings per share as compared to a net loss of ($1.5 million) or a loss of ($0.06) per diluted and basic share in the three month period ended March 31, 2009.

    Overall revenue improved in each of our segments on a sequential basis and the improvement in net operating results in the second quarter of fiscal 2010 was driven by an improving global economy, rising equity markets, and our ongoing efforts to realign the cost structure for our two business segments in China with overall revenue. In our Magnesium segment, gross margins remained positive and overall shipments rose to 4,215 metric tons, a 52% increase from the 2,781 metric tons shipped in the three month period ended March 31, 2009.  Management sees continued improvement in demand for magnesium and has begun the process to re-initiate production at its Chang Magnesium and Baotou Changxin magnesium production facilities in the second half of fiscal 2010.   Consulting revenue increased to $1.2 million in the second quarter of fiscal 2010, up over 200% from the $358,000 recorded in the three month period ended March 31, 2009.  Additionally we recorded realized gains of approximately $2.0 million from the sale of securities received as compensation for services from several consulting clients.

Balance Sheet

    At March 31, 2010, our total assets were $83.1 million and shareholder equity was $51.9 million with 30.8 million shares outstanding. At September 30, 2009, total assets were $80.5 million and shareholder equity of $46.1 million with 27.2 million shares outstanding. At March 31, 2010 cash and cash equivalents were $15.1 million and working capital was $37.9 million. At September 30, 2009 cash and cash equivalents were $12.9 million and working capital was $31.0 million.

Financial Outlook

    The overall environment in our various businesses improved in the second quarter as margins remained positive and volumes increased substantially at our magnesium and chemical operations, partially offset by a reduction in sales in our construction products distribution business.  We see inflationary pressures mounting in magnesium and anticipate that growing volume trends will lead to price appreciation in the coming quarters.  We are restarting facilities in response to improvements in demand and increased quoting activities.  Activity in our consulting operations has increased substantially and we anticipate an acceleration of growth in both the number of clients we service as well our overall revenue for the remainder of 2010.  Additionally, we see our CDII Trading operations reaching contractual terms on several purchase and sale agreements for various metal ores for delivery into China from South America and Mexico in the second half of fiscal 2010. We continue to see our net income ranging between $8 to $10 million on revenue ranging from between $130 and $150 million. We will further discuss our results as well as our outlook for the remainder of fiscal 2010 during the conference call today, May 12, 2010 at 4:30 PM EST.

    Commenting on the second quarter, Dr. James Wang, Chairman and CEO of China Direct Industries, Inc., stated, "We are pleased to return to profitability in the second quarter as we see momentum building for the second half of fiscal 2010.  We are also pleased that all of our business segments showed improvements in the quarter.  We move into the remainder of fiscal 2010 poised to see a strong reacceleration of growth as our end-markets in our various business segments continue to strengthen.  We are confident that the restart of our magnesium facilities coupled with a strong performance in our consulting operations and CDII Trading will boost our performance significantly in the coming quarters as our company emerges from the challenging environment we have faced since the fall of 2008.”

China Direct Industries Conference Call to discuss the Company's financial results for the second quarter of fiscal 2010.

    The conference call will take place at 4:30 p.m. EST on Wednesday May 12, 2010. Anyone interested in participating should call (877) 407-8035 if calling within the United States or (201) 689-8035 if calling internationally approximately 5 to 10 minutes prior to 4:30 p.m. Participants should ask for the China Direct Industries Second Quarter 2010 Financial Results conference call.

    This call is being webcast and can be accessed at China Direct's website at http://www.cdii.net/calendar-of-events. The webcast may also be accessed at http://www.investorcalendar.com/IC/CEPage.asp?ID=158386. The playback of the webcast can be accessed through China Direct Industries website until May 12, 2011. To access the webcast, you will need to have the Windows Media Player on your desktop. For the free download of the Media Player, please visit: http://www.microsoft.com/windows/windowsmedia/en/download/default.asp

About China Direct Industries, Inc.

    China Direct Industries, Inc. (NASDAQ:CDII - News), is a U.S. owned holding company operating in China in two core business segments, pure magnesium production and distribution and distribution of basic materials in China. China Direct Industries also provides advisory services to China based companies in competing in the global economy. Headquartered in Deerfield Beach, Florida, China Direct Industries operates 8 subsidiaries throughout China. This infrastructure creates a platform to expand business opportunities globally while effectively and efficiently accessing the U.S. capital markets. For more information about China Direct Industries, please visit http://www.cdii.net.

CHINA DIRECT INDUSTRIES, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
	March 31, 2010	September 30, 2009
	Unaudited
ASSETS
Current Assets:
Cash and cash equivalents	$15,072,206	$12,851,310
Investment in marketable securities available for sale	2,274,299	4,984,351
Investment in marketable securities available for sale - related party	596,680	604,686
Investment in subsidiaries -- cost method	290,864	290,864
Accounts receivable, net of allowance of $216,875 and $745,786 at March 31, 2010 and September 30, 2009, respectively	10,355,073	8,195,916
Accounts receivable - related parties	2,065,328	2,355,059
Inventories, net	7,664,580	5,806,722
Prepaid expenses and other current assets	6,599,312	5,092,205
Prepaid expenses - related parties	4,465,723	5,823,039
Loans receivable - related parties	1,370,747	1,094,142
Current assets of discontinued operations	51,345	51,345
Total current assets	50,806,157	47,149,639
Restricted cash	716,783	722,324
Property, plant and equipment, net	30,323,027	31,331,992
Prepaid expenses and other assets	2,443	1,836
Property use rights, net	1,089,766	1,113,902
Long-lived assets of discontinued operations	196,078	196,077
Total assets	$83,134,254	$80,515,770

LIABILITIES AND EQUITY
Current Liabilities:
Loans payable-short term	$1,952,868	$1,521,002
Accounts payable and accrued expenses	7,139,870	7,708,730
Accounts payable-related parties	51,736	51,716
Advances from customers and deferred revenue	1,388,865	2,007,137
Other payables	1,276,348	3,072,238
Other payables - related parties	374,483	399,629
Taxes payable	443,057	1,130,907
Current liabilities of discontinued operations	300,000	300,000
Total current liabilities	12,927,227	16,191,359
Loans payable-long term	-	-
Total liabilities	12,927,227	16,191,359

CHINA DIRECT INDUSTRIES INC. EQUITY
Preferred Stock: $.0001 par value, stated value $1,000 per share; 1,006 shares outstanding at March 31, 2010 and September 30, 2009, respectively.	1,006,250	1,006,250
Common Stock: $.0001 par value; 30,635,475 and 27,189,719 outstanding at March 31, 2010 and September 30, 2009, respectively.	3,064	2,719
Additional paid-in capital	63,044,813	57,492,755
Accumulated other comprehensive income	1,543,404	1,902,221
Accumulated deficit	(13,716,371)	(14,328,732)
Total China Direct Industries, Inc. stockholders' equity	51,881,160	46,075,213
Noncontrolling interests	18,325,867	18,249,198
Total Equity	70,207,027	64,324,411
Total liabilities and equity	$83,134,254	$80,515,770

CHINA DIRECT INDUSTRIES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	For the Three Months Ended March 31		For the Six Months Ended March 31
	2010	2009	2010	2009

Revenues	$21,223,422	$16,056,677	$41,034,154	$41,407,486
Revenues-related parties	2,147,104	4,629,432	4,588,900	18,235,074
Total revenues	23,370,526	20,686,109	45,623,054	59,642,560
Cost of revenues	21,376,375	19,317,293	41,804,685	59,339,911
Gross profit	1,994,151	1,368,816	3,818,369	302,649

Operating expenses:
Selling, general, and administrative	2,469,306	2,463,109	5,262,809	6,132,949
Operating loss	(475,155)	(1,094,293)	(1,444,440)	(5,830,300)
Other (expense) income:
Other (expense) income	(53,920)	56,169	48,485	66,828
Interest income (expense)	4,614	46,088	3,614	(11,384)
Realized gain (loss) on sale of marketable securities	2,066,497	(232,711)	2,101,188	(331,529)
Realized loss on Other Than Temporary Impairment	-	-	-	(7,521,088)
Realized gain on sale subsidiaries	-	-	-	238,671
Total other income (expense)	2,017,191	(130,454)	2,153,287	(7,558,502)
Income (loss) from continuing operations before income taxes	1,542,036	(1,224,747)	708,847	(13,388,802)

Income tax (expense) benefit	(15,206)	71,579	(54,924)	179,470
Income (loss) from continuing operations, net of income taxes	1,526,830	(1,153,168)	653,923	(13,209,332)
Loss from discontinued operations	-	(620,579)	-	(1,536,823)
Net income (loss)	$1,526,830	$(1,773,747)	$653,924	$(14,746,155)
Net income attributable to noncontrolling interests-continuing operations	130,354	14,132	18,746	2,389,489
Net income attributable to noncontrolling interests-discontinued operations	-	304,084	-	753,045
Net income (loss) attributable to China Direct Industries, Inc.	$1,657,184	$(1,455,531)	$672,669	$(11,603,621)

Deduct dividends on Series A Preferred Stock:
Preferred stock dividend	(20,125)	(20,235)	(60,308)	(40,470)

Net income (loss) attributable to common stockholders	$1,637,059	$(1,475,766)	$612,361	$(11,644,091)

Basic and diluted income (loss) per common share:
Basic	$0.06	$(0.06)	$0.02	$(0.49)
Diluted	$0.06	$(0.06)	$0.02	$(0.49)
Basic weighted average common shares outstanding	28,594,256	23,414,500	27,981,440	23,555,518
Diluted weighted average common shares outstanding	29,057,018	23,414,500	28,444,202	23,555,518

DISCLOSURE NOTICE:

    In connection with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, China Direct Industries, Inc., is hereby providing cautionary statements identifying important factors that could cause our actual results to differ materially from those projected in forward-looking statements (as defined in such act). Any statements that are not historical facts and that express, or involve discussions as to, expectations, beliefs, plans, objectives, assumptions or future events or performance (often, but not always, indicated through the use of words or phrases such as "will likely result," "are expected to," "will continue," "is anticipated," "estimated," "intends," "plans," "believes" and "projects") may be forward-looking and may involve estimates and uncertainties which could cause actual results to differ materially from those expressed in the forward-looking statements. These statements include, but are not limited to, our guidance and expectations regarding revenues, margins, net income and earnings, magnesium prices and demand,  our magnesium, trading and consulting operations and performance, and our expectations regarding our plans to restart magnesium production. In addition, any such statements are qualified in their entirety by reference to, and are accompanied by, the following key factors that have a direct bearing on our results of operations:

•	Fluctuations in the pricing and availability of magnesium and in levels of customer demand.
•	Changes in the prices of magnesium and magnesium-related products.
•	Our ability to implement our acquisition strategy of growing our business through increased magnesium production capacity and acquisitions.
•	Fluctuations in the cost or availability of coke gas and coal.
•	Loss of orders from any of our major customers.
•
Our dispute with the noncontrolling shareholders of Pan Asia Magnesium that resulted in our establishment of a reserve for loss and the possibility of litigation and adverse outcomes in such litigation.

•	The value of the equity securities we accept as compensation is subject to adjustment which could result in losses to us in future periods.
•	Our ability to effectively integrate our acquisitions and to manage our growth and our inability to fully realize any anticipated benefits of acquired business.
•
Our need for additional financing which we may not be able to obtain on acceptable terms, the dilutive effect additional capital raising efforts in future periods may have on our current shareholders and the increased interest expense in future periods related to additional debt financing.

•	Our dependence on certain key personnel.
•	Difficulties we have in establishing adequate management, cash, legal and financial controls in the PRC.
•	Our ability to maintain an effective system of internal control over financial reporting.
•
The lack various legal protections in certain agreements to which we are a party and which are material to our operations which are customarily contained in similar contracts prepared in the United States.

•	Potential impact of PRC regulations on our intercompany loans.
•	Our ability to assure that related party transactions are fair to our company.
•
Yuwei Huang, our executive vice president – magnesium, director and an officer of several of our magnesium subsidiaries and his daughter Lifei Huang is also an owner and executive officer of several companies which directly compete with our magnesium business.

•	The impact of a loss of our land use rights.
•	Our ability to comply with the United States Foreign Corrupt Practices Act which could subject us to penalties and other adverse consequences.

•	Limits under the Investment Company Act of 1940 on the value of securities we can accept as payment for our business consulting services.
•	Our acquisition efforts in future periods may be dilutive to our then current shareholders.
•	The risks and hazards inherent in the mining industry on the operations of our basic materials segment.
•	Our inability to enforce our rights due to policies regarding the regulation of foreign investments in China.
•	The impact of environmental and safety regulations, which may increase our compliance costs and reduce our overall profitability.
•	The effect of changes resulting from the political and economic policies of the Chinese government on our assets and operations located in the PRC.
•	The impact of Chinese economic reform policies.
•	The influence of the Chinese government over the manner in which our Chinese subsidiaries must conduct our business activities.
•	The impact on future inflation in China on economic activity in China.
•	The impact of any recurrence of severe acute respiratory syndrome, or SAR’s, or another widespread public health problem.
•	The limitation on our ability to receive and use our revenues effectively as a result of restrictions on currency exchange in China.
•	Recent substantial declines in the market price for shares of our common stock and continued highly volatile and wide market price fluctuations.

    We caution that the factors described herein could cause actual results to differ materially from those expressed in any forward-looking statements we make and that investors should not place undue reliance on any such forward-looking statements. Further, any forward-looking statement speaks only as of the date on which such statement is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of anticipated or unanticipated events or circumstances. New factors emerge from time to time, and it is not possible for us to predict all of such factors. Further, we cannot assess the impact of each such factor on our results of operations or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. This press release is qualified in its entirety by the cautionary statements and risk factor disclosure contained in our Securities and Exchange Commission filings, including our Transition Report on Form 10-K for the fiscal year ended September 30, 2009 and our reports on Form 10-Q.

Contact:

Contact Information:
For the Company:
China Direct Industries, Inc.
Richard Galterio or Lillian Wong
Investor Relations
Phone: 1-877-China-57
Email:
richard.galterio@cdii.net
lillian.wong@cdii.net